                                                                    EXHIBIT 23.3



The Board of Directors
Delano Technology Corporation

We consent to the use of our report included herein and to the references to our firm under the headings "Selected Consolidated Financial Data" and "Experts" in the prospectus.




Toronto, Canada
February 8, 2000                                  /s/ KPMG LLP